05/09/96/DMG/06361/009/AGREE/35272.3





                         LOAN AGREEMENT



                             between



                    COCONINO COUNTY, ARIZONA

                  POLLUTION CONTROL CORPORATION



                               and



                  TUCSON ELECTRIC POWER COMPANY









                     Dated as of May 1, 1996








                           Relating To

           Pollution Control Refunding Revenue Bonds,
                          1996 Series B
             (Tucson Electric Power Company Project)




                       TABLE OF CONTENTS*

                                                             Page

  LOAN AGREEMENT                                               1
                           ARTICLE I

                          DEFINITIONS

  SECTION 1.01  Definitions                                    1

                           ARTICLE II

                 REPRESENTATIONS AND WARRANTIES

  SECTION 2.01  Representations and Warranties of the Pollution Control
                Corporation                                    6
  SECTION 2.02  Representations and Warranties of the Company  7

                           ARTICLE III

                         THE FACILITIES

  SECTION 3.01  Facilities; Property of the Company           8
  SECTION 3.02  Revision of Plans and Specifications          8
  SECTION 3.03  Maintenance of Facilities; Remodeling         8
  SECTION 3.04  Insurance                                     8
  SECTION 3.05  Condemnation                                  8
  SECTION 3.06  Termination of Construction                   8

                             ARTICLE IV

   ISSUANCE OF THE BONDS; THE LOANS; DISPOSITION OF PROCEEDS
                          OF THE BONDS

  SECTION 4.01  Issuance of the Bonds                         9
  SECTION 4.02  Issuance of Other Obligations.                9
  SECTION 4.03  The Loan; Disposition of Bond Proceeds.       9

                              ARTICLE V

                LOAN PAYMENTS; OTHER OBLIGATIONS

   SECTION 5.01  Loan Payments.                               9
   SECTION 5.02  Payments Assigned; Obligation Absolute       9
   SECTION 5.03  Payment of Expenses                         10
   SECTION 5.04  Indemnification                             10
   SECTION 5.05  Payment of Taxes; Discharge of Liens        10

                               ARTICLE VI

                       SPECIAL COVENANTS

   SECTION 6.01  Maintenance of Corporate Existence          11
   SECTION 6.02  Permits or Licenses                         11
   SECTION 6.03  Pollution Control Corporation's Access to
                 Facilities                                  11
   SECTION 6.04  Tax-Exempt Status of Interest on Bonds.     12
   SECTION 6.05  Use of Facilities                           13
   SECTION 6.06  Financing Statements                        13
   SECTION 6.07  Security Arrangements                       13
   SECTION 6.08  Neither the Company nor the Pollution
                 Control Corporation to be Initial
                 Purchasers of the Bonds.                    14

                             ARTICLE VII

                ASSIGNMENT, LEASING AND SELLING

   SECTION 7.01  Conditions                                  14
   SECTION 7.02  Instrument Furnished to Trustee             15
   SECTION 7.03  Limitation                                  15

                             ARTICLE VIII

                 EVENTS OF DEFAULT AND REMEDIES

   SECTION 8.01  Events of Default                           16
   SECTION 8.02  Force Majeure                               16
   SECTION 8.03  Remedies                                    16
   SECTION 8.04  No Remedy Exclusive                         17
   SECTION 8.05  Reimbursement of Attorneys' and Agents'
                 Fees                                        17
   SECTION 8.06  Waiver of Breach                            17

                               ARTICLE IX

                      REDEMPTION OF BONDS

   SECTION 9.01  Redemption of Bonds                        17
   SECTION 9.02  Compliance with the Indenture              18

                                 ARTICLE X

               PURCHASE AND REMARKETING OF BONDS

   SECTION 10.01  Purchase of Bonds                        18
   SECTION 10.02  Optional Purchase of Bonds               18

                                ARTICLE XI

                         MISCELLANEOUS

   SECTION 11.01  Term of Agreement                        19
   SECTION 11.02  Notices                                  19
   SECTION 11.03  Parties in Interest                      19
   SECTION 11.04  Amendments                               19
   SECTION 11.05  Counterparts                             19
   SECTION 11.06  Severability                             19
   SECTION 11.07  Governing Law                            20
   Signatures                                              21
   Exhibit A                                              A-1
                        LOAN AGREEMENT

    THIS LOAN AGREEMENT, dated as of May 1, 1996 (this "Agreement"), between COCONINO COUNTY, ARIZONA POLLUTION CONTROL CORPORATION, an Arizona nonprofit corporation and a political subdivision of the State of Arizona (hereinafter called the "Pollution Control Corporation"), and TUCSON ELECTRIC POWER COMPANY, a corporation organized and existing under the laws of the State of Arizona (hereinafter called the "Company"),

                     W I T N E S S E T H :

   WHEREAS, the Pollution Control Corporation is authorized and empowered under Title 35, Chapter 6, Arizona Revised Statutes, as amended (the "Act"), to issue its bonds in accordance with the Act and to make secured or unsecured loans for the purpose of financing or refinancing the acquisition, construction, improvement or equipping of pollution control facilities consisting of real and personal properties, including but not limited to machinery and equipment whether or not now in existence or under construction, which are used in whole or in part to control, prevent, abate, alter, dispose or store, solid waste, thermal, noise, atmospheric or water pollutants, contaminants or products therefrom, whether such facilities serve one or more purposes or functions in addition to controlling, preventing, abating, altering, disposing or storing such pollutants, contaminants or the products therefrom, and to charge and collect interest on such loans and pledge the proceeds of loan agreements as security for the payment of the principal of and interest on bonds, or designated issues of bonds, issued by the Pollution Control Corporation and any agreements made in connection therewith, whenever the Board of Directors of the Pollution Control Corporation finds such loans to be in furtherance of the purposes of the Pollution Control Corporation;

   WHEREAS, the Pollution Control Corporation has heretofore issued and sold $25,000,000 aggregate principal amount of its Pollution Control Revenue Bonds, 1974 Series A (Tucson Gas & Electric Company Project) (the "1974 Bonds") due December 17, 1975;

   WHEREAS, the Pollution Control Corporation has also heretofore issued and sold $15,700,000 aggregate principal amount of its Pollution Control Revenue Bonds, 1975 Series A (Tucson Gas and Electric Company Project), of which $14,700,000 remain outstanding (the "1975 Bonds"), the proceeds of which were loaned to the Company (formerly known as Tucson Gas & Electric Company) to pay a portion of the principal amount of the 1974 Bonds; and

   WHEREAS, the Pollution Control Corporation proposes to issue and sell its revenue bonds to refinance, by the payment or redemption of the 1975 Bonds, or provisions therefor, a portion of the cost of the pollution control facilities described in Exhibit A hereto paid from the proceeds of the 1975 Bonds;

   NOW, THEREFORE, the parties hereto, intending to be legally bound hereby and in consideration of the premises, DO HEREBY
AGREE as follows:


                           ARTICLE I

                          DEFINITIONS

  2.01 Definitions. The terms defined in this Article I shall for all purposes of this Agreement have the meanings herein specified, unless the context clearly requires otherwise:

Act:
  "Act" shall mean Title 35, Chapter 6, Arizona Revised Statutes, and all acts supplemental thereto or amendatory thereof.

Administration Expenses:

   "Administration Expenses" shall mean the reasonable expenses incurred by the Pollution Control Corporation with respect to this Agreement, the Indenture and any transaction or event contemplated by this Agreement or the Indenture, including the compensation and reimbursement of expenses and advances payable to the Trustee, to the paying agent, any co-paying agent and the registrar under the Indenture, and to the Tender Agent and the Remarketing Agent.

Agreement:

   "Agreement" shall mean this Loan Agreement, dated as of May 1, 1996, between the Pollution Control Corporation and the Company, and any and all modifications, alterations, amendments and supplements hereto.

Authorized Company Representative:

   "Authorized Company Representative" shall mean each person at the time designated to act on behalf of the Company by written certificate furnished to the Pollution Control Corporation and the Trustee containing the specimen signature of such person and signed on behalf of the Company by its President, any Vice President or its Treasurer, together with its Secretary or any Assistant Secretary.

Bank:

   "Bank" shall mean Societe Generale, Los Angeles Branch, a banking corporation organized and existing under the laws of France, so long as the Letter of Credit shall be in effect, in its capacity as issuer of the Letter of Credit, its successors in such capacity and their assigns and, if any other Security Arrangement on which the Company shall not be the obligor shall have been issued and delivered as a Security Arrangement in accordance with Section 6.07(a) hereof, "Bank" shall mean the obligor on such other Security Arrangement so long as such other Security Arrangement shall be in effect, in its capacity as issuer of such other Security Arrangement, its successors and their assigns.

Bond Counsel:

   "Bond Counsel" shall mean any firm or firms of nationally recognized bond counsel experienced in matters pertaining to the validity of, and exclusion from gross income for federal tax purposes of interest on bonds issued by states and political subdivisions, selected by the Company and acceptable to the Pollution Control Corporation.

Bond Fund:

   "Bond Fund" shall mean the fund created by Section 4.01 of the Indenture.

Bonds:

   "Bond"  or "Bonds" shall mean the Pollution Control  Refunding
Revenue  Bonds,  1996  Series B (Tucson  Electric  Power  Company
Project) of the Pollution Control Corporation.

Business Day:

   "Business Day" shall mean a day of the year on which banks located in The City of New York, New York, and in the city in which the Principal Office of the Trustee is located, and in the city in which the office of the Bank at which drawings or other demands for payment on a Security Arrangement on which the Company shall not be the obligor, if any, are made, are not required or authorized to remain closed and on which The New York Stock Exchange is not closed.

Capital Account:

   "Capital Account" shall the account so named established under
Section 4.01 of the Indenture.

Code:

   "Code" shall mean the Internal Revenue Code of 1986 or any successor statute thereto. Each reference to a section of the Code herein shall be deemed to include the United States Treasury Regulations proposed or in effect thereunder and applicable to the Bonds or the use of the proceeds thereof, unless the context clearly requires otherwise. Reference to any particular Code section shall, in the event of a successor Code, be deemed to be a reference to the successor to such Code section.

Company:

    "Company"  shall  mean  Tucson  Electric  Power  Company,   a
corporation organized and existing under the laws of the State of Arizona, its successors and their assigns.

Completion Date:

  "Completion Date" shall be the date on which the Facilities are completed in their entirety and ready to be placed in service and operated, all as determined by the Company.

Facilities:

   "Facilities" shall mean the real and personal properties, machinery and equipment currently existing, under construction and to be constructed which are described in Exhibit A hereto, as revised from time to time to reflect any changes therein, additions thereto, substitutions therefor and deletions therefrom permitted by the terms hereof, subject, however, to the provisions of Section 7.01 hereof.

Fixed Rate Period:

   "Fixed Rate Period" shall have the meaning set forth in the Indenture.

Flexible Rate:

   "Flexible Rate" shall have the meaning set forth in the Indenture.

Indenture:

   "Indenture" shall mean the Indenture of Trust, dated as of May
1,  1996,  between  the  Pollution Control  Corporation  and  the
Trustee relating to the Bonds, and any and all modifications, alterations, amendments and supplements thereto.

Interest Payment Date:

  "Interest Payment Date" shall have the meaning set forth in the Indenture.

Investment Account:

    "Investment  Account"  shall  mean  any  account   so   named
established under Section 4.01 of the Indenture.

Letter of Credit:

   "Letter of Credit" shall mean an irrevocable letter of credit issued by the Bank to the Trustee in accordance with Section 6.07(b) hereof, and, upon the issuance and delivery of any other letter of credit as a Security Arrangement in accordance with
Section 6.07(a) hereof, "Letter of Credit" shall mean such other letter of credit, and, upon the Termination or Expiration of the Letter of Credit, "Letter of Credit" shall mean any credit facility having terms substantially the same as those of the Letter of Credit delivered as a Security Arrangement in accordance with Section 6.07(a) hereof.

Loan Payments:

   "Loan Payments" shall mean the payments required to be made by the Company pursuant to Section 5.01 hereof.

Moody's:

   "Moody's" shall mean Moody's Investors Service, Inc., a corporation organized and existing under the laws of the State of Delaware, its successors and their assigns, and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "Moody's" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Pollution Control Corporation, with the approval of the Company, by notice to the Trustee and the Remarketing Agent.


1954 Code:

   "1954 Code" shall mean the Internal Revenue Code of 1954, as amended.

1975 Bonds:

   "1975 Bonds" shall mean the $15,700,000 aggregate principal amount of the Pollution Control Corporation's Pollution Control
Revenue  Bonds,  1975 Series A (Tucson Gas and  Electric  Company
Project), of which $14,700,000 remain outstanding.

1974 Bonds:

   "1974 Bonds" shall mean the $25,000,000 aggregate principal amount of the Pollution Control Corporation's Pollution Control
Revenue  Bonds,  1974 Series A (Tucson Gas and  Electric  Company
Project).

Outstanding:

  "Outstanding", when used in reference to the Bonds, shall mean,
as   at   any  particular  date,  the  aggregate  of  all   Bonds
authenticated and delivered under the Indenture except:

     (a) those canceled by the Trustee at or prior to such date or delivered to or acquired by the Trustee at or prior to such date for cancellation;

     (b) those deemed to be paid in accordance with Article VIII of the Indenture;

     (c)  those deemed to be purchased in accordance with Section
  13.03(b) of the Indenture; and

     (d) those in lieu of or in exchange or substitution for which other Bonds shall have been authenticated and delivered pursuant to the Indenture, unless proof satisfactory to the Trustee and the Company is presented that such Bonds are held by a bona fide holder in due course.

Person:

   "Person" means (i) any corporation, limited liability company, partnership, joint venture, association, joint-stock company, business trust, unincorporated organization, in each case formed or organized under the laws of the United States of America, any state thereof or the District of Columbia, or (ii) the United States of America or any state thereof, or any political subdivision of either thereof, or any agency, authority or other instrumentality of any of the foregoing.

Plant:

   "Plant"  shall mean the Navajo Generating Station, an electric power  generating  plant near Page, Arizona, in Coconino  County,
Arizona,   and   any   additions  or  improvements   thereto   or
replacements thereof.

Plant Agreements:

   "Plant Agreements" shall mean all contracts relating to the ownership, construction and operation of the Plant, including the Facilities, as from time to time amended or supplemented.

Pollution Control Corporation:

   "Pollution Control Corporation" shall mean Coconino County, Arizona Pollution Control Corporation, an Arizona nonprofit corporation and a political subdivision of the State of Arizona incorporated for and with the approval of the County of Coconino, Arizona, pursuant to the provisions of the Constitution of the State of Arizona and the Act, its successors and their assigns.

Reimbursement Agreement:

   "Reimbursement Agreement" shall mean the agreement between the Company and the Bank pursuant to which the Letter of Credit or other Security Arrangement is issued by the Bank and delivered to the Trustee, and any and all modifications, alterations, amendments and supplements thereto.

Remarketing Agent:

  "Remarketing Agent" shall mean the remarketing agent engaged in accordance with Section 13.04 of the Indenture.

Security Arrangement; Termination thereof; Expiration thereof:

  "Security Arrangement" shall mean any of the following: (i) the Letter of Credit; (ii) the bonds of one or more series issued under the Indenture, dated as of April 1, 1941, between the Company and The Chase Manhattan Bank (National Association), as trustee, as heretofore and hereafter amended and supplemented, and delivered to the Trustee as contemplated by Section 12.06 of the Indenture; and (iii) any credit facility, insurance policy or other credit support agreement or mechanism obtained, delivered, made, entered into or otherwise arranged by the Company for the purpose of securing, evidencing or being otherwise in furtherance of the obligations of the Company under Section 5.01 or 10.01 hereof, or both, or for the purpose of securing the Bonds but shall not include any facility, arrangement or mechanism, such as a liquidity facility or line of credit, that is not an
irrevocable  obligation  to  pay  amounts  in  respect   of   the
obligations of the Company under Section 5.01 hereof. "Termination" (and other forms of the word "terminate") shall mean, when used with respect to any Security Arrangement, the replacement, removal, surrender or other termination of such Security Arrangement by the Trustee or the Company other than the Expiration of such Security Arrangement. "Expiration" (and other forms of the word "expire") shall mean when used with respect to any Security Arrangement, the expiration or termination of such Security Arrangement in accordance with its terms.

S&P:

  "S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., a corporation organized and existing under the laws of the State of New York, its successors and their assigns, and if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Pollution Control Corporation, with the approval of the Company, by notice to the Trustee, Remarketing Agent and the Company.

Tax Agreement:

   "Tax Agreement" shall mean that tax certificate and agreement, dated May 1, 1996, between the Pollution Control Corporation and the Company, relating to the requirements of the Code, and any and all modifications, alterations, amendments and supplements thereto.

Tender Agent:

   "Tender Agent" shall mean the tender agent appointed in accordance with Section 13.01 of the Indenture.

Term Rate Period:

   "Term Rate Period" shall have the meaning set forth in the Indenture.

Trustee:

   "Trustee"  shall  mean  First  Trust  of  New  York,  National
Association, as trustee under the Indenture, its successors in trust and their assigns.


                           ARTICLE II

                 REPRESENTATIONS AND WARRANTIES

  2.02    Representations and Warranties of the Pollution Control
Corporation.   The  Pollution  Control  Corporation   makes   the
following representations and warranties as the basis for the undertakings on the part of the Company contained herein:

     (a) The Pollution Control Corporation is an Arizona nonprofit corporation and a political subdivision of the State of Arizona created and existing under the Constitution and laws of the State of Arizona;

     (b) The Pollution Control Corporation has the power to enter into this Agreement and the Indenture and to perform and observe the agreements and covenants on its part contained herein and therein, including without limitation the power to issue and sell the Bonds as contemplated herein and in the Indenture, and by proper action has duly authorized the execution and delivery hereof and thereof;

     (c) The execution and delivery of this Agreement and the Indenture by the Pollution Control Corporation do not, and
  consummation  of  the  transactions  contemplated  hereby   and
  fulfillment of the terms hereof and thereof by the Pollution Control Corporation will not, result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Pollution Control Corporation is now a party or by which it is now bound, or any order, rule or regulation applicable to the Pollution Control Corporation of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction over the Pollution Control Corporation or over and of its properties, or the Constitution or laws of the State of Arizona;

     (d) No consent, approval, authorization or other order of any regulatory body or administrative agency or other governmental body is legally required for the Pollution Control Corporation's participation in the transactions contemplated by this Agreement, except such as may have been obtained or may be required under the securities laws of any jurisdiction; and

     (e) The Pollution Control Corporation has found and determined that all requirements of the Act with respect to the issuance of the Bonds and the execution and delivery of the Indenture and this Agreement have been complied with and that the refinancing of the Company's share of the cost of construction of the Facilities by issuing the Bonds and entering into the Indenture and this Agreement will be in furtherance of the purposes of the Act.

  2.03    Representations and Warranties  of  the  Company.   The
Company makes the following representations and warranties as the basis for the undertakings on the part of the Pollution Control
Corporation contained herein:

     (a) The Company is a corporation duly organized and existing in good standing under the laws of the State of Arizona and duly qualified as a foreign corporation in the State of New Mexico;

     (b) The Company has power to enter into this Agreement and to perform and observe the agreements and covenants on its part contained herein and by proper corporate action has duly authorized the execution and delivery hereof;

     (c) The execution and delivery of this Agreement by the Company do not, and consummation of transactions contemplated hereby and fulfillment of the terms hereof by the Company will not, result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which it is now bound, or the Restated Articles of Incorporation or by-laws of the Company, or any order, rule or regulation applicable to the Company of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction over the Company or over any of its properties, or any statute of any jurisdiction applicable to the Company;

     (d)     The Arizona Corporation Commission has approved  all
  matters  relating  to  the  Company's  participation   in   the
  transactions contemplated by this Agreement which require said approval, and no other consent, approval, authorization or other order of any regulatory body or administrative agency or other
  governmental  body  is  legally  required  for  the   Company's
  participation therein, except such as may have been obtained or may be required under the securities laws of any jurisdiction;

     (e) The Facilities to be refinanced constitute "pollution control facilities" as such term is defined in the Act.

                          ARTICLE III

                         THE FACILITIES

  2.04    Facilities;  Property  of the  Company.   An  undivided
interest in the Facilities shall be the property of the Company and the Pollution Control Corporation shall have no right, title or interest in the Facilities.

  2.05 Revision of Plans and Specifications. The Company may consent to one or more revisions to the plans and specifications for the Facilities (including without limitation any changes therein, additions thereto, substitutions therefor and deletions therefrom), at any time and from time to time prior to the Completion Date in any respect; provided, however, that, if any such revision shall render inaccurate the description of the Facilities contained in Exhibit A hereto, the Company shall deliver to the Pollution Control Corporation and the Trustee (a) a revised Exhibit A containing a description of the Facilities as revised, the accuracy of which shall have been certified by an Authorized Company Representative, and (b) an opinion of Bond Counsel to the effect that the Facilities as described in the revised Exhibit A are such that the expenditure of the proceeds of the Bonds pursuant to this Agreement will not, in and of itself, impair the validity of the Bonds under the Act or the exclusion from gross income for federal tax purposes of interest on the Bonds. A revision of Exhibit A hereto pursuant to this
Section 3.02 shall not constitute an amendment, change or modification of this Agreement within the meaning of Article XII of the Indenture.

  2.06 Maintenance of Facilities; Remodeling. The Company shall at all times exercise all of its rights, powers, elections and options under the Plant Agreements to cause the Facilities, and every element and unit thereof, to be maintained, preserved and kept in thorough repair, working order and condition and to cause all needful and proper repairs and renewals thereto to be made; provided, however, that the Company may exercise all of its rights, powers, elections and options under the Plant Agreements to cause the operation of the Facilities, or any element or unit thereof, to be discontinued if, in the judgment of the Company, it is no longer advisable to operate the same, or if the Company intends to sell or dispose of the same and within a reasonable time shall endeavor to effectuate such sale or disposition.

   After the Completion Date, the Company may, subject to the provisions of Section 6.05 hereof, at its own expense consent to the remodeling of the Facilities or to the making of such substitutions, modifications and improvements to the Facilities from time to time as it, in its discretion, may deem to be desirable for its uses and purposes, which remodeling, substitutions, modifications and improvements shall be included under the terms of this Agreement as part of the Facilities.

  2.07 Insurance. The Company shall exercise all of its rights, powers, elections and options under the Plant Agreements to keep the Facilities insured against fire and other risks to the extent usually insured against by companies owning and operating similar property, by reputable insurance companies or, at the Company's election, with respect to all or any element or unit of the Facilities, by means of an adequate insurance fund set aside and maintained by it out of its own earnings or in conjunction with other companies through an insurance fund, trust or other agreement or, by means of unfunded self-insurance as may be reasonable and customary by companies owning and operating similar property. All proceeds of such insurance shall be for the account of the Company.

  2.08 Condemnation. The Company shall be entitled to the entire proceeds of any condemnation award or portion thereof made for damages to or takings of the Facilities or other property of the Company.

  2.09   Termination of Construction.   Anything in this Agreement
to the contrary notwithstanding, the Company shall have the right at any time to exercise all of its rights, powers, elections and options under the Plant Agreements to terminate the construction of the Facilities, in whole, if the Company shall have determined that the continued construction or operation of the Facilities, in whole, is impracticable, uneconomical or undesirable for any reason.


                           ARTICLE IV

   ISSUANCE OF THE BONDS; THE LOANS; DISPOSITION OF PROCEEDS
                          OF THE BONDS

  2.010 Issuance of the Bonds. The Pollution Control Corporation shall issue the Bonds under and in accordance with the Indenture, subject to the provisions of the bond purchase agreement among the Pollution Control Corporation, the initial purchaser or purchasers of the Bonds and the Company. The Company hereby approves the issuance of the Bonds and all terms and conditions thereof.

  2.011 Issuance of Other Obligations. The Pollution Control Corporation and the Company expressly reserve the right to enter into, to the extent permitted by law, but shall not be obligated to enter into, an agreement or agreements other than this Agreement with respect to the issuance by the Pollution Control Corporation, under an indenture or indentures other than the Indenture, of obligations to provide additional funds to pay the cost of construction of the Facilities or obligations to refund all or any principal amount of the Bonds, or any combination thereof.

  2.012 The Loan; Disposition of Bond Proceeds. The Pollution Control Corporation and the Company shall enter into escrow arrangements with the trustee for the 1975 Bonds and shall cause the proceeds of the Bonds, other than accrued interest, if any, paid by the initial purchaser or purchasers thereof, to be deposited in escrow with such trustee to be applied to the payment of the 1975 Bonds upon the redemption thereof.

  The Pollution Control Corporation shall establish the Bond Fund
with  the  Trustee  in  accordance  with  Section  4.01  of   the
Indenture.


                           ARTICLE V

                LOAN PAYMENTS; OTHER OBLIGATIONS

  2.013 Loan Payments. In consideration of the issuance of the Bonds and the disposition of the proceeds thereof as contemplated in Section 4.03 hereof, the Company shall pay, or cause to be paid, to the Trustee for the account of the Pollution Control Corporation an amount equal to the aggregate principal amount of the Bonds from time to time Outstanding and, as interest on its obligation to pay such amount, an amount equal to premium, if any, and interest on such Bonds, such amounts to be paid in installments due on the dates, in the amounts and in the manner provided in the Indenture for the Pollution Control Corporation to cause amounts to be deposited in the Bond Fund for the payment of the principal of and premium, if any, and interest on the Bonds whether at stated maturity, upon redemption or acceleration or otherwise; provided, however, that the obligation of the Company to make any such payment hereunder shall be reduced by the amount of any reduction under the Indenture of the amount of the corresponding payment required to be made by the Pollution Control Corporation thereunder; and provided, further, that the obligation of the Company to make any payment hereunder shall be deemed to be satisfied and discharged to the extent of the corresponding payment made to the Trustee under any Security Arrangement.

  2.014 Payments Assigned; Obligation Absolute. It is understood and agreed that all Loan Payments are, by the Indenture, to be pledged by the Pollution Control Corporation to the Trustee, and that all rights and interest of the Pollution Control Corporation hereunder (except for the Pollution Control Corporation's rights under Sections 5.03, 5.04, 6.03 and 8.05 hereof and any rights of the Pollution Control Corporation to receive notices, certificates, requests, requisitions and other communications hereunder), including any right to delivery of any Security Arrangement, are to be pledged and assigned to the Trustee. The Company assents to such pledge and assignment and agrees that the obligation of the Company to make the Loan Payments and to make, or cause to be made, payments under Section 10.01(a) hereof shall be absolute, irrevocable and unconditional and shall not be subject to cancellation, termination or abatement, or to any defense other than payment or to any right of set-off, counterclaim or recoupment arising out of any breach by the Pollution Control Corporation or the Trustee or any other party under this Agreement, the Indenture or otherwise, or out of any obligation or liability at any time owing to the Company by the Pollution Control Corporation, the Trustee or any other party, and, further, that the Loan Payments and the other payments due hereunder shall continue to be payable at the times and in the amounts herein and therein specified, whether or not the Facilities, or any portion thereof, shall have been completed or shall have been destroyed by fire or other casualty, or title thereto, or the use thereof, shall have been taken by the exercise of the power of eminent domain, and that there shall be no abatement of or diminution in any such payments by reason thereof, whether or not the Facilities shall be used or useful, whether or not any applicable laws, regulations or standards shall prevent or prohibit the use of the Facilities, or for any other reason, all of the foregoing being subject, however, to the provisions of Sections 6.01 and 7.01 hereof.

  2.015 Payment of Expenses. The Company shall pay all Administration Expenses of the Pollution Control Corporation, including, without limitation, Administration Expenses incurred at and subsequent to the time the Bonds are deemed to have been paid in accordance with Article VIII of the Indenture. The payment of the compensation and the reimbursement of expenses and advances of the Trustee, of the paying agent, any co-paying agent and the registrar under the Indenture and of the Tender Agent and the Remarketing Agent shall be made directly to such entities.

  2.016 Indemnification. The Company releases the Pollution Control Corporation, the Trustee, the Tender Agent and the Remarketing Agent and their directors, officers, employees and agents from, agrees that the Pollution Control Corporation, the Trustee, the Tender Agent and the Remarketing Agent shall not be liable for, and agrees to indemnify and hold the Pollution Control Corporation, the Trustee, any predecessor Trustee, the Tender Agent and the Remarketing Agent and their directors, officers, employees and agents free and harmless from, any liability for any loss or damage to property or any injury to or death of any person (including, without limitation, attorneys' and other agents' fees and expenses) that may be occasioned by any cause whatsoever pertaining to the Facilities, except in any case as a result of the negligence or bad faith or willful misconduct of the party otherwise to be indemnified.

   The Company will indemnify and hold the Pollution Control Corporation, the Trustee, any predecessor Trustee, the Tender Agent and the Remarketing Agent free and harmless from any loss, claim, damage, tax, penalty, liability, disbursement, litigation expenses, attorneys' and other agents' fees and expenses or court costs arising out of, or in any way relating to, the execution or performance of this Agreement, the issuance or sale of the Bonds, actions taken under the Indenture or any other cause whatsoever pertaining to the Facilities, except in any case as a result of the negligence or bad faith or willful misconduct of the party otherwise to be indemnified.

   The Company will indemnify and hold the Pollution Control Corporation and its directors, officers, employees and agents free and harmless from any loss, claim, damage, tax, penalty, liability, disbursement, litigation expenses, attorney's fees and expenses or court costs arising out of or in any way relating to any untrue statement or alleged untrue statement of any material fact or omission or alleged omission to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading in any official statement or other offering material utilized in connection with the sale of any bonds.

  2.017 Payment of Taxes; Discharge of Liens. The Company shall: (a) pay, or make provision for payment of, all lawful taxes and assessments, including income, profits, property or excise taxes, if any, or other municipal or governmental charges, levied or assessed by any federal, state or municipal government or political body upon the Facilities or any part thereof or upon the Pollution Control Corporation with respect to the Loan Payments or payments pursuant to Section 10.01(a) hereof, when the same shall become due; and (b) pay or cause to be satisfied and discharged or make adequate provision to satisfy and discharge, within sixty (60) days after the same shall accrue, any lien or charge upon the Loan Payments or payments pursuant to
Section 10.01(a) hereof, and all lawful claims or demands for labor, materials, supplies or other charges which, if unpaid, might be or become a lien upon such amounts; provided, that, if the Company shall first notify the Pollution Control Corporation and the Trustee of its intention so to do, the Company may in good faith contest any such lien or charge or claims or demands in appropriate legal proceedings, and in such event may permit the items so contested and identified as such by the Company to remain undischarged and unsatisfied during the period of such contest and any appeal therefrom, unless the Trustee shall notify the Company in writing that, in the opinion of counsel to the Trustee based upon material facts disclosed to the Trustee without any duty of investigation, by nonpayment of any such items the lien of the Indenture as to the Loan Payments will be materially endangered, in which event the Company shall promptly pay and cause to be satisfied and discharged all such unpaid items. The Pollution Control Corporation shall cooperate fully with the Company in any such contest.


                           ARTICLE VI

                       SPECIAL COVENANTS

  2.018 Maintenance of Corporate Existence. Except as permitted in this Section 6.01, the Company shall maintain its corporate existence, will not dissolve or otherwise dispose of all or substantially all of its assets and will not consolidate with or merge with or into another corporation. The Company may consolidate with or merge into another corporation incorporated under the laws of the United States of America, any state thereof or the District of Columbia, or sell, transfer or otherwise dispose of all or substantially all of its assets (and may thereafter dissolve) to any Person if the surviving or resulting corporation (if other than the Company) or the transferee Person, as the case may be, prior to or simultaneously with such merger, consolidation, sale, transfer or disposition, assumes, by delivery to the Trustee and the Pollution Control Corporation of an instrument in writing satisfactory in form to the Trustee, all the obligations of the Company hereunder including without limitation the obligations of the Company under Sections 5.01 and 10.01(a) hereof. Notwithstanding the foregoing, in the case of any such sale, transfer or other disposition by the Company of all or substantially all of its assets, (x) any such sale, transfer or other disposition of assets which includes the Facilities shall be subject to the provisions of Section 7.01 hereof and shall not be subject to the provisions of this Section
6.01 and (y) in the case of any such sale, transfer or other disposition of substantially all of the Company's assets but not including the Facilities, the transferee shall not be required to assume any obligations hereunder and the Company shall remain liable in respect of its obligations hereunder.

   If consolidation, merger or sale or other transfer is made as permitted by this Section 6.01, the provisions of this Section
6.01 shall continue in full force and effect and no further consolidation, merger or sale or other transfer shall be made except in compliance with the provisions of this Section 6.01.

  2.019 Permits or Licenses. In the event that it may be necessary for the proper performance of this Agreement on the part of the Company or the Pollution Control Corporation that any application or applications for any permit or license to do or to perform certain things be made to any governmental or other agency by the Company or the Pollution Control Corporation, the Company and the Pollution Control Corporation each shall, upon the request of either, execute such application or applications.

  2.020 Pollution Control Corporation's Access to Facilities. The Pollution Control Corporation shall have the right, upon appropriate prior notice to the Company, to have reasonable access to the Facilities during normal business hours for the purpose of making examinations and inspections of the same.

  2.021 Tax-Exempt Status of Interest on Bonds. (a) It is the intention of the parties hereto that interest on the Bonds shall be and remain tax-exempt, and to that end the covenants and agreements of the Pollution Control Corporation and the Company in this Section 6.04 and the Tax Agreement are for the benefit of the Owners from time to time of the Bonds.

       (b) Each of the Company and the Pollution Control Corporation covenants and agrees for the benefit of the Owners from time to time of the Bonds that it will not directly or indirectly use or permit the use of (to the extent within its control) the proceeds of any of the Bonds or any other funds, or take or omit to take any action, if and to the extent such use, or the taking or omission to take such action, would cause any of the Bonds to be "arbitrage bonds" within the meaning of Section 148 of the Code or otherwise subject to federal income taxation by reason of Section 103 and 141 through 150 of the Code or
Section 103 of the 1954 Code and Title XIII of the Tax Reform Act of 1986, as applicable, and any applicable regulations promulgated thereunder. To such ends, the Pollution Control Corporation and the Company will comply with all requirements of such Section 148 to the extent applicable to the Bonds. In the event that at any time the Pollution Control Corporation or the Company is of the opinion that for purposes of this Section
6.04(b) it is necessary to restrict or limit the yield on the investment of any moneys held by the Trustee under the Indenture, the Pollution Control Corporation or the Company shall so notify the Trustee in writing.

      Without limiting the generality of the foregoing, the Company and the Pollution Control Corporation agree that there shall be paid from time to time all amounts required to be rebated to the United States of America pursuant to Section 148(f) of the Code and any applicable Treasury Regulations. This covenant shall survive payment in full or defeasance of the Bonds and the satisfaction and discharge of the Indenture. The Company specifically covenants to pay or cause to be paid for and on behalf of the Pollution Control Corporation to the United States of America at the times and in the amounts determined under
Section 7.08 of the Indenture the Rebate Requirement as described in the Tax Agreement.

       (c) The Pollution Control Corporation certifies and represents that it has not taken, and the Pollution Control Corporation covenants and agrees that it will not take, any action which results in interest paid on the Bonds being included in gross income of the Owners of the Bonds for federal tax purposes  pursuant  to Sections 103 and 141 of  the  Code  or  to
Section 103 of the 1954 Code and Title XIII of the Tax Reform Act of 1986, as applicable, and any regulations thereunder; and the Company certifies and represents that it has not taken or (to the extent within its control) permitted to be taken, and the Company covenants and agrees that it will not take or (to the extent within its control) permit to be taken any action which will cause the interest on the Bonds to become includable in gross income for federal income tax purposes; provided, however, that neither the Company nor the Pollution Control Corporation shall be deemed to have violated these covenants if the interest on any of the Bonds becomes taxable to a person solely because such person is a "substantial user" of the Project or a "related person" within the meaning of Section 103(b)(13) of the 1954 Code and provided, further, that none of the covenants and agreements herein contained shall require either the Company or the Pollution Control Corporation to enter an appearance or intervene in any administrative, legislative or judicial proceeding in connection with any changes in applicable laws, rules or regulations or in connection with any decisions of any court or administrative agency or other governmental body affecting the taxation of interest on the Bonds. The Company acknowledges having read Section 7.08 of the Indenture and agrees to perform all duties imposed on it by such Section 7.08, by this Section and  by  the  Tax  Agreement.  Insofar as  Section  7.08  of  the
Indenture and the Tax Agreement impose duties and responsibilities on the Company, they are specifically incorporated herein by reference.

      (d)  Notwithstanding any provision of this Section 6.04 and
Section 7.08 of the Indenture, if the Company shall provide to the Pollution Control Corporation and the Trustee an opinion of Bond Counsel to the effect that any specified action required under this Section 6.04 and Section 7.08 of the Indenture is no longer required or that some further or different action is required to maintain the tax-exempt status of interest on the Bonds, the Company, the Trustee and the Pollution Control Corporation may conclusively rely upon such opinion in complying with the requirements of this Section 6.04, and the covenants hereunder shall be deemed to be modified to that extent.

  2.022 Use of Facilities. So long as the Facilities are operated by or for the benefit of the Company, the Company shall exercise all of its rights, powers, elections and options under the Plant Agreements to cause the Facilities to be used for purposes contemplated by the Act.

  2.023 Financing Statements. The Company shall file and record, or cause to be filed and recorded, all financing statements and continuation statements referred to in Section
7.07 of the Indenture.

  2.024 Security Arrangements. (a) In order to secure, evidence or be otherwise in furtherance of the obligations of the Company under Section 5.01 or 10.01 hereof, or both, the Company may, but (except as otherwise provided in subsection (b) of this
Section 6.07) shall not be obligated to, provide, subject to the provisions of subsection (g) of this Section 6.07, one or more Security Arrangements (which shall not have a stated Expiration Date earlier than the earlier of (x) the date which is one year from the date of the provision of any such Security Arrangement and (y) [final maturity date]) at any time, and from time to time, and, subject to the provisions of subsections (c) and (d) of this Section 6.07, may, at any time and from time to time, Terminate, or cause or allow to be terminated, any such Security Arrangement. The Company hereby authorizes and directs the Trustee to draw moneys under the Letter of Credit, and to take actions under any other Security Arrangement, in accordance with the terms thereof and of the Indenture.

  (a) Upon the initial authentication and delivery of the Bonds, the Company shall provide for the payment of its obligations under Sections 5.01 and 10.01 hereof by the delivery of the Letter of Credit.

  The Letter of Credit shall be the obligation of the Bank to pay to the Trustee or its designee, in accordance with the terms thereof, such amounts as shall be specified therein and available to be drawn thereunder for the timely payment of the principal of and premium, if any, and interest on the Bonds, and the purchase price of Bonds, required to be made pursuant to, and in accordance with, the provisions of the Indenture. Drawings under the Letter of Credit shall be made in accordance with the provisions set forth therein and in the Indenture.

   The Company may, at its election, and with the consent of the Bank, provide for one or more extensions of the Letter of Credit in accordance with the terms of the Reimbursement Agreement.

  (b) In the event that the Company shall cause or allow a Security Arrangement to be Terminated, not more than sixty (60) days nor less than twenty (20) days prior to the Interest Payment Date next preceding, or, while the Bonds bear interest at a Flexible Rate, prior to the latest then scheduled Interest Payment Date for any Bond, the proposed effective date of such
Termination:

     (i) the Company shall deliver to the Pollution Control Corporation, the Trustee, the Tender Agent, the Remarketing Agent and the Bank a notice which (A) states the effective date of such Termination (which date shall not be earlier than the first Business Day after such Interest Payment Date), (B) describes any substitute Security Arrangement which is to be provided in lieu thereof and (C) directs the Trustee, after taking such actions thereunder as are required to be taken to provide moneys due under the Indenture in respect of the Bonds or the purchase thereof, to surrender any evidence of the Security Arrangement to be Terminated to the obligor thereon on the effective date of such Termination, and to thereupon deliver any and all instruments to effect such Termination which may be reasonably requested by such obligor; and

     (ii) the Company shall furnish to the Trustee and the Tender Agent an opinion of Bond Counsel to the effect that the Termination of such Security Arrangement and the provision, if any, of a substitute Security Arrangement in lieu thereof (A) are authorized under this Agreement and (B) will not impair the validity under the Act of the Bonds or the exclusion of interest on the Bonds from gross income for federal income tax purposes.

  (c) The Interest Payment Date next preceding the date of any such Termination shall not be prior to the first date on which the Bonds are redeemable at a redemption price (including premium, if any) not exceeding the amount available to be drawn under the Security Arrangement in respect of such redemption price pursuant to Section 3.01(c) of the Indenture unless the Company shall have furnished to the Trustee, the Tender Agent and the Remarketing Agent, no later than the fortieth (40th) day preceding such Interest Payment Date, and prior to taking any action under such Security Arrangement to effect the Termination thereof, letters or certificates to the effect specified in
Section 2.02(h)(iii) of the Indenture.

   Anything in this Agreement or the Indenture to the contrary notwithstanding, (i) if a substitute Security Arrangement is to be provided, the substitute Security Arrangement shall become effective on or before the Termination date of the then existing Security Arrangement and (ii) in the event that a Termination of a Security Arrangement, or the Termination of a Security Arrangement and the provision of another Security Arrangement in lieu thereof, shall require the Bonds to be tendered for purchase, the Termination of such Security Arrangement shall not occur until the Trustee or its duly authorized agent shall have made such drawings, if any, or taken such other actions, if any, thereunder as shall be required under the Indenture in order to provide sufficient moneys for payment of the purchase price of Bonds on the date fixed for such mandatory tender for purchase and such moneys shall have been provided to the Trustee or its duly authorized agent.

  (d) The Company shall, prior to the provision of any Security Arrangement (other than the initial Letter of Credit), deliver to the Trustee, the Tender Agent, the Remarketing Agent and the Bank a notice which describes any Security Arrangement which is to be provided and states the effective date thereof, and shall, concurrently with the giving of such notice, furnish to the Trustee an opinion of Bond Counsel to the same effect as the opinion described in subsection (c) of this Section 6.07.

  (e) The Company shall Terminate, or cause or allow to be Terminated, any Security Arrangement on the first day of a Term Rate Period or the Fixed Rate Period if such Security Arrangement will Expire prior to the first date on which the Bonds will be redeemable pursuant to Section 3.01(c) of the Indenture at a redemption price (including premium, if any) not exceeding the amount available to be drawn under such Security Arrangement.

  (f) The Company shall not, on or after the fortieth (40th) day preceding the first day of a Term Rate Period or the Fixed Rate Period, provide a Security Arrangement which will Expire prior to the first date on which the Bonds will be redeemable pursuant to
Section 3.01(c) of the Indenture at a redemption price (including premium, if any) not exceeding the amount available to be drawn under such Security Arrangement.

   SECTION 6.08 Neither the Company nor the Pollution Control Corporation to be Initial Purchasers of the Bonds. In no event shall the initial purchasers of the Bonds be the Company or any affiliate of the Company or the Pollution Control Corporation or any "insider" of either thereof within the meaning of the United States Bankruptcy Code, 11 U.S.C. Section 101 et seq., if there shall be in effect a security arrangement on which the Company shall not be the Obligor.


                          ARTICLE VII

                ASSIGNMENT, LEASING AND SELLING

  2.025 Conditions. The Company's interest in this Agreement may be assigned as a whole or in part, and its interest in the Facilities may be leased, sold, transferred or otherwise disposed of by the Company as a whole or in part (whether an interest in a specific element or unit or an undivided interest), to any Person; provided, however, that no such assignment, lease, sale, transfer or other disposition (a) shall relieve the Company from its primary liability for its obligations under Sections 5.01 and 10.01(a) hereof or (b) shall be made unless the assignee, lessee, purchaser or other transferee, as the case may be, prior to or simultaneously with such assignment, lease, sale, transfer or other disposition, assumes, by delivery of an instrument to the
Trustee   and  the  Pollution  Control  Corporation,  all   other
obligations  of  the  Company hereunder  to  the  extent  of  the
interest   assigned,  leased,  sold,  transferred  or   otherwise
disposed of, and the Company shall be released of and discharged from such obligations to the extent so assumed. Notwithstanding the foregoing, (a) if (i) the Company's interest in this Agreement shall be assigned as a whole or in undivided part, (ii) the Company's interest in the Facilities shall be leased as a whole or in undivided part and the term of such leasehold or the term of any extension or extensions thereof at the option of the Company shall extend beyond the maturity date of the Bonds or
(iii) the Company's interest in the Facilities shall be sold, transferred or otherwise disposed of as a whole or in undivided part, and (b) in the event that the assignee, lessee, purchaser or other transferee shall assume the obligations of the Company under either or both of Sections 5.01 and 10.01(a) hereof for the
remaining  term  of  this  Agreement  to  the  extent   of   such
assignment, lease, sale, transfer or other disposition, the Company shall be released from and discharged of all liability in respect of such obligations to the extent so assumed (but only to such extent); provided, however, that if there shall not be a Security Arrangement in effect on which the Company is not the obligor, the release and discharge of the Company pursuant to clause (b) shall be conditioned upon delivery by the Company to the Trustee and the Pollution Control Corporation of written evidence from Moody's, if the Bonds are rated by Moody's, and S&P, if the Bonds are rated by S&P, in each case to the effect that such release and discharge of the Company, after giving effect to such assumption by the assignee, lessee, purchaser or other transferee, will not, by itself, result in a reduction or withdrawal of its ratings then in effect on the Bonds; and provided, further, that after any such assumption, release and discharge as aforesaid, the Company may again assume such obligations under Section 5.01 or 10.01(a) hereof, or both, in whole or in part, at any time and from time to time, and, to the extent of any such assumption by the Company (but only to such extent), the aforesaid assignee, lessee, purchaser or other transferee shall be released from and discharged of all liability in respect of such obligations.

   Anything herein to the contrary notwithstanding, the Company shall not make any assignment, lease or sale as provided in the immediately preceding paragraph unless it shall have furnished to the Pollution Control Corporation and the Trustee an opinion of Bond Counsel to the effect that the proposed assignment, lease or sale will not impair the validity under the Act of the Bonds or the exclusion of interest on the Bonds from gross income for federal tax purposes.

   After any lease, sale, transfer or other disposition of any element or unit of the Facilities, or any interest therein, the Company may, at its option, cause such element or unit, or interest therein, to no longer be deemed to be part of the Facilities for the purposes of this Agreement by delivering to the Pollution Control Corporation and the Trustee the agreements or other documents required pursuant to Section 7.02 hereof together with an instrument signed by an Authorized Company
Representative stating that such element or unit, or interest therein, shall no longer be deemed to be part of the Facilities for the purposes of this Agreement.

  2.026 Instrument Furnished to Trustee. The Company shall, within fifteen (15) days after the delivery thereof, furnish to the Pollution Control Corporation and the Trustee a true and complete copy of the agreements or other documents effectuating any such assignment, lease, sale, transfer or other disposition.

  2.027 Limitation. This Agreement shall not be assigned nor shall the Facilities be leased, sold, transferred or otherwise disposed of, in whole or in part, except as provided in this
Article VII or in Section 6.01 or 5.02 hereof.


                          ARTICLE VIII

                 EVENTS OF DEFAULT AND REMEDIES

  2.028 Events of Default. Each of the following events shall constitute and is referred to in this Agreement as an "Event of Default":

     (a) a failure by the Company to make any Loan Payment or any payment required under Section 10.01(a) hereof, which failure shall have resulted in an "Event of Default" under clause (a),
  (b) or (c) of Section 9.01 of the Indenture;

     (b) a failure by the Company to pay when due any amount required to be paid under this Agreement or to observe and perform any covenant, condition or agreement on its part to be observed or performed (other than a failure described in clause
  (a) above), which failure shall continue for a period of ninety
  (90) days after written notice, specifying such failure and requesting that it be remedied, shall have been given to the Company by the Pollution Control Corporation or the Trustee, unless the Pollution Control Corporation and the Trustee shall agree in writing to an extension of such period prior to its expiration; provided, however, that the Pollution Control Corporation and the Trustee shall be deemed to have agreed to an extension of such period if corrective action is initiated by the Company within such period and is being diligently pursued; or

     (c) the dissolution or liquidation of the Company, or failure by the Company promptly to lift any execution, garnishment or attachment of such consequence as will impair its ability to make any payments under this Agreement, or the entry of an order for relief by a court of competent jurisdiction in any proceeding for its liquidation or reorganization under the provisions of any bankruptcy act or under any similar act which may be hereafter enacted, or an assignment by the Company for the benefit of its creditors, or the entry by the Company into an agreement of composition with its creditors (the term "dissolution or liquidation of the Company," as used in this clause, shall not be construed to include the cessation of the corporate existence of the Company resulting either from a merger or consolidation of the Company into or with another corporation or a dissolution or liquidation of the Company following a transfer of all or substantially all its assets as an entirety, under the conditions permitting such actions contained in Section 6.01 hereof).

  2.029 Force Majeure. The provisions of Section 8.01 hereof are subject to the following limitations: if by reason of acts of God; strikes, lockouts or other industrial disturbances; acts of public enemies; orders of any kind of the government of the United States or of the State of Arizona, or any department, agency, political subdivision, court or official of any of them,
or   any  civil  or  military  authority;  insurrections;  riots;
epidemics; landslides; lightning; earthquakes; volcanoes;  fires;
hurricanes;   tornadoes;  storms;  floods;  washouts;   droughts;
arrests; restraint of government and people; civil disturbances; explosions; breakage or accident to machinery; partial or entire failure of utilities; or any cause or event not reasonably within the control of the Company, the Company is unable in whole or in part to carry out any one or more of its agreements or obligations contained herein, other than its obligations under Sections 5.01, 5.03, 5.05, 6.01 and 10.01(a) hereof, the Company shall not be deemed in default by reason of not carrying out said
agreement   or  agreements  or  performing  said  obligation   or
obligations  during  the  continuance  of  such  inability.   The
Company   shall  make  reasonable  effort  to  remedy  with   all
reasonable dispatch the cause or causes preventing it from carrying out its agreements; provided, that the settlement of strikes, lockouts and other industrial disturbances shall be entirely within the discretion of the Company, and the Company shall not be required to make settlement of strikes, lockouts and other industrial disturbances by acceding to the demands of the opposing party or parties when such course is in the judgment of the Company unfavorable to the Company.

  2.030 Remedies. (a) Upon the occurrence and continuance of any Event of Default described in clause (a) of Section 8.01 hereof, and further upon the condition that, in accordance with the terms of the Indenture, the Bonds shall have been declared to be immediately due and payable pursuant to any provision of the Indenture, the Loan Payments shall, without further action, become and be immediately due and payable.

   Any waiver of any "Event of Default" under the Indenture and a rescission and annulment of its consequences shall constitute a waiver of the corresponding Event or Events of Default under this Agreement and a rescission and annulment of the consequences thereof.

  (a) Upon the occurrence and continuance of any Event of Default, the Pollution Control Corporation, or the Trustee with respect to the rights of the Pollution Control Corporation assigned to the Trustee by the Indenture, may take any action at law or in equity to collect any payments then due and thereafter to become due, or to enforce performance and observance of any obligation, agreement or covenant of the Company hereunder.

  (b) Any amounts collected by the Trustee from the Company pursuant to this Section 8.03 shall be applied in accordance with the Indenture.

  2.031 No Remedy Exclusive. No remedy conferred upon or reserved to the Pollution Control Corporation hereby is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Pollution Control Corporation to exercise any remedy reserved to it in this Article VIII, it shall not be necessary to give any notice, other than such notice as may be herein expressly required.

  2.032 Reimbursement of Attorneys' and Agents' Fees. If the Company shall default under any of the provisions hereof and the
Pollution  Control  Corporation  or  the  Trustee  shall   employ
attorneys or agents or incur other reasonable expenses for the collection of payments due hereunder or for the enforcement of performance or observance of any obligation or agreement on the part of the Company contained herein, the Company will on demand therefor reimburse the Pollution Control Corporation or the Trustee and any predecessor Trustee, as the case may be, for the reasonable fees of such attorneys and such other reasonable expenses so incurred.

  2.033 Waiver of Breach. In the event any obligation created hereby shall be breached by either of the parties and such breach shall thereafter be waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder. In view of the assignment of certain of the Pollution Control Corporation's rights and interest hereunder to the Trustee, the Pollution Control Corporation shall have no power to waive any breach hereunder by the Company in respect of such rights and interest without the consent of the Trustee, and the Trustee may exercise any of the rights of the Pollution Control Corporation hereunder.


                           ARTICLE IX

                      REDEMPTION OF BONDS

  2.034         Redemption  of  Bonds.   The  Pollution   Control
Corporation shall take, or cause to be taken, the actions required by the Indenture to discharge the lien created thereby through the redemption, or provision for payment or redemption, of all Bonds then Outstanding, or to effect the redemption, or provision for payment or redemption, of less than all the Bonds then Outstanding, upon receipt by the Pollution Control Corporation and the Trustee from the Company of a notice designating the principal amount of the Bonds to be redeemed, or for the payment or redemption of which provision is to be made, and, in the case of redemption of Bonds, or provision therefor, specifying the date of redemption and the applicable redemption provision of the Indenture. Such redemption date shall not be less than 45 days from the date such notice is given (unless a shorter notice is satisfactory to the Trustee). Unless otherwise stated therein, such notice shall be revocable by the Company at any time prior to the time at which the Bonds to be redeemed, or for the payment or redemption of which provision is to be made, are first deemed to be paid in accordance with Article VIII of the Indenture. The Company shall furnish any moneys or Government Obligations (as defined in the Indenture) required by the Indenture to be deposited with the Trustee or otherwise paid by the Pollution Control Corporation in connection with any of the foregoing purposes.

  2.035 Compliance with the Indenture. Anything in this Agreement to the contrary notwithstanding, the Pollution Control Corporation and the Company shall take all actions required by this Agreement and the Indenture in order to comply with any provisions of the Indenture requiring the mandatory redemption of Bonds.


                           ARTICLE X

               PURCHASE AND REMARKETING OF BONDS

  2.036 Purchase of Bonds. (a) In consideration of the issuance by the Pollution Control Corporation of the Bonds, but
for the benefit of the owners of the Bonds, the Company has agreed, and does hereby covenant, to cause the necessary arrangements to be made and to be thereafter continued whereby Owners from time to time of the Bonds may deliver Bonds for purchase and whereby such Bonds shall be so purchased. In furtherance of the foregoing covenant of the Company, the Pollution Control Corporation, at the direction of the Company, has set forth in Section 2.02 of the Indenture the terms and conditions relating to the delivery of Bonds by the Owners thereof for purchase, has set forth in Article XIII of the Indenture the duties and responsibilities of the Tender Agent with respect to the purchase of Bonds, and of the Remarketing Agent with respect to the remarketing of Bonds and has therein provided for the appointment by the Company of the Tender Agent and the Remarketing Agent. The Company hereby authorizes and directs the Tender Agent and the Remarketing Agent to purchase, offer, sell and deliver Bonds in accordance with the provisions of Article XIII of the Indenture.

   In consideration of the Pollution Control Corporation's having set forth in the Indenture the aforesaid provisions of Section
2.02 and the Article XIII thereof, the Company covenants, for the benefit of the owners of Outstanding Bonds, to pay, cause to be paid, to the Tender Agent for the account of such holders such amounts as shall be necessary to effect the payment of the purchase price of Outstanding Bonds delivered for purchase, all as more particularly described in Sections 2.02 and 13.03 of the Indenture; provided, however, that the obligation of the Company to make any such payment hereunder to the Tender Agent shall be reduced by the amount of any moneys available for such payment described in clause (i), (iii) or (iv) of Section 13.03(a) of the Indenture; and provided, further, that such obligation of the Company shall be deemed to be satisfied and discharged to the extent of the corresponding payment made by the obligor (other than the Company) under any Security Arrangement.

  (a) The Pollution Control Corporation shall have no obligation or responsibility, financial or otherwise, with respect to the purchase of Bonds or the making or continuation of arrangements therefor other than as expressly set forth in subsection (a) of this Section 10.01, except that the Pollution Control Corporation shall generally cooperate with the Company, the Tender Agent and the Remarketing Agent as contemplated in Article XIII of the Indenture.

  2.037 Optional Purchase of Bonds. The Company may at any time, and from time to time, furnish moneys to the Tender Agent accompanied by a notice directing such moneys to be applied to the purchase of Bonds delivered for purchase pursuant to the terms of the Indenture, which Bonds shall be delivered to the Trustee for cancellation in accordance with Section 13.07(b) of the Indenture. The Company shall deliver to the Remarketing Agent and the Bank a copy of any such notice.


                           ARTICLE XI

                         MISCELLANEOUS

  2.038 Term of Agreement. This Agreement shall remain in full force and effect from the date hereof until the right, title and interest of the Trustee in and to the Trust Estate (as defined in the Indenture) shall have ceased, terminated and become void in accordance with Article VIII of the Indenture and until all payments required under this Agreement shall have been made. Notwithstanding the foregoing, the covenant contained in
Section 5.03, 5.04, Section 6.04 and 8.05 hereof shall survive the termination of this Agreement.

  2.039 Notices. Except as otherwise provided in this Agreement, all notices, certificates, requests, requisitions and other communications hereunder shall be in writing and shall be sufficiently given and shall be deemed given when mailed by registered mail, postage prepaid, addressed as follows: if to the Pollution Control Corporation, c/o Mangum, Wall, Stoops & Warden, 222 East Birch Avenue, Flagstaff, Arizona 86001, Attention:
President; if to the Company, at 220 West Sixth Street, Tucson, Arizona 85702, Attention: Treasurer; if to the Trustee or to the Tender Agent, at such address as shall be designated by it in the Indenture; and if to the Remarketing Agent, at such address as shall be designated by it pursuant to the Indenture. A copy of each notice, certificate, request or other communication given hereunder to the Pollution Control Corporation, the Company, or the Trustee shall also be given to the others. The Pollution Control Corporation, the Company, and the Trustee may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates, requests or other communications shall be sent.

  2.040 Parties in Interest. This Agreement shall inure to the benefit of and shall be binding upon the Pollution Control Corporation, the Company and their respective successors and assigns, and no other person, firm or corporation shall have any right, remedy or claim under or by reason of this Agreement; provided, however, that the lien and security interest granted to the Trustee in Section 4.03 hereof, as well as the rights and remedies granted to the Pollution Control Corporation in Article VIII hereof, shall inure to the benefit of the Trustee, on behalf of the owners from time to time of the Bonds, and shall be enforceable by the Trustee as a third party beneficiary or as assignee of the Pollution Control Corporation; and provided, further, that the obligations of the Company under Section 10.01(a) hereof shall inure to the benefit of the Tender Agent, on behalf of the owners from time to time of the Bonds, and shall be enforceable by the Tender Agent as a third party beneficiary; and provided, further, that neither the County of Coconino, Arizona nor the State of Arizona shall in any event be liable for the payment of the principal of or premium, if any, or interest on the Bonds or for the performance of any pledge, mortgage, obligation or agreement created by or arising out of this Agreement or the issuance of the Bonds, and further that neither the Bonds nor any such obligation or agreement of the Pollution Control Corporation shall be construed to constitute an indebtedness of the County of Coconino, Arizona or the State of Arizona within the meaning of any constitutional or statutory provisions whatsoever, but shall be limited obligations of the Pollution Control Corporation payable solely out of the revenues derived from this Agreement or any Security Arrangement provided hereunder, or from the sale of the Bonds, or from the investment or reinvestment of any of the foregoing, as provided herein and in the Indenture.

  2.041       Amendments.  This Agreement may be amended only  by
written  agreement  of  the  parties  hereto,  subject   to   the
limitations set forth herein and in the Indenture.

  2.042 Counterparts. This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original; but such counterparts shall together constitute but one and the same Agreement.

  2.043 Severability. If any clause, provision or section of this Agreement shall, for any reason, be held illegal or invalid by any court, the illegality or invalidity of such clause, provision or section shall not affect any of the remaining clauses, provisions or sections hereof, and this Agreement shall be construed and enforced as if such illegal or invalid clause, provision or section had not been contained herein. In case any agreement or obligation contained in this Agreement be held to be in violation of law, then such agreement or obligation shall be deemed to be the agreement or obligation of the Pollution Control Corporation or the Company, as the case may be, to the full extent permitted by law.

  2.044 Governing Law. The laws of the State of Arizona shall govern the construction and enforcement of this Agreement, except that the provisions of Section 14.09 of the Indenture, construed as provided in Section 14.07 of the Indenture, shall apply to this Agreement as if contained herein.

  2.045 Notice Regarding Cancellation of Contracts. As required by the provisions of Section 38-511, Arizona Revised Statutes, as amended, notice is hereby given that political subdivisions of the State of Arizona or any of their departments or agencies may, within three (3) years of its execution, cancel any contract, without penalty or further obligation, made by the political subdivisions or any of their departments or agencies on or after September 30, 1988, if any person significantly involved in initiating, negotiating, securing, drafting or creating the contract on behalf of the political subdivisions or any of their departments or agencies is, at any time while the contract or any extension of the contract is in effect, an employee or agent of any other party to the contract in any capacity or a consultant to any other party of the contract with respect to the subject matter of the contract. The cancellation shall be effective when written notice from the chief executive officer or governing body of the political subdivision is received by all other parties to the contract unless the notice specifies a later time.

   The Company covenants and agrees not to employ as an employee, agent or, with respect to the subject matter of this Agreement, a consultant, any person significantly involved in initiating, negotiating, securing, drafting or creating such Agreement on behalf of the Issuer within three (3) years from the execution hereof, unless a waiver is provided by the Pollution Control Corporation.

   IN  WITNESS WHEREOF, the parties hereto have caused this  Loan
Agreement to be duly executed as of the day and year first above written.


                                   COCONINO COUNTY, ARIZONA
                                   POLLUTION CONTROL CORPORATION


ATTEST:
By_____________________________
                                     President

_______________________________
         Secretary

                                   TUCSON ELECTRIC POWER COMPANY


ATTEST:
By_____________________________
                                     Vice President

________________________________
      Assistant Secretary
                                                        EXHIBIT A

   A portion of the costs of the construction, improvement or equipping of the following Facilities will be refinanced with the proceeds of the Pollution Control Refunding Revenue Bonds, 1996 Series B (Tucson Electric Power Company Project) issued by Coconino County, Arizona Pollution Control Corporation and referred to in the foregoing Loan Agreement.
                      ____________________
_______________________________
* This table of contents is not part of the Loan Agreement, and is for convenience only. The captions herein are of no legal effect and do not vary the meaning or legal effect of any part of the Loan Agreement.